UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Advocat Inc.

(Name of Registrant as Specified In Its Charter)

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Explanatory Note: On May 3 2007, Advocat Inc. issued the following press release.
Advocat Inc.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
(615) 771-7575                                                                                                                                                  NEWS RELEASE
Contact:   William R. Council, III
                 President and Chief Executive Officer
ADVOCAT RESPONDS TO PRELIMINARY PROXY
FILED BY TODD P. ROBINSON AND ESSEL W. BAILEY, JR.
BRENTWOOD, Tenn. — (May 3, 2007) — Advocat Inc. (NASDAQ OTC: AVCA) urges its shareholders to vote their shares of stock at the Company’s annual meeting and not to allow Mr. Todd P. Robinson and Mr. Essel W. Bailey, Jr. to disrupt the meeting. Mr. Robinson and Mr. Bailey filed a preliminary proxy on May 1, 2007 pursuant to which they request that Advocat shareholders grant Mr. Robinson and Mr. Bailey a proxy that would enable them to either vote shares at the meeting, or not attend the meeting to prevent a quorum from being present. The preliminary proxy also demands that Advocat name three new individuals, including Mr. Robinson and Mr. Bailey to its board of directors. The preliminary proxy notes that Mr. Robinson, Mr. Bailey and the third individual do not own any stock in Advocat as of the record date.
William R. Council, III, Advocat’s CEO, commented “We believe that Mr. Robinson and Mr. Bailey are trying to take control of the Advocat board of directors for their personal gain and if elected will not represent the interests of the Company’s current shareholders.” The Company was initially approached by Mr. Robinson in November 2005. Mr. Robinson indicated that he represented a group of entities and investors that own nursing homes located generally in the southeast United States who were interested in selling those homes to Advocat in exchange for shares of common stock. Given the market price of our common stock at that time, which was approximately $5.00, our board of directors felt that pursuing such a transaction using stock was too expensive. In addition, at the time of these initial contacts, the Company was engaged in a pending transaction to sell our assisted living subsidiary, had significant short term maturities of outstanding debt and a going concern qualification by our auditor on our financial statements.
Subsequent to the initial contact, Mr. Robinson approached the Company on several occasions regarding a possible transaction, but no specific proposals were ever made. In March 2007, Mr. Robinson asked Advocat to name him and Mr. Bailey to our board of directors as part of his desire to force the sale of his nursing homes to the Company. Management and the Board reviewed each of these contacts, and concluded that the use of stock as the purchase consideration, as well as certain other structural requests proposed by Mr. Robinson, were unacceptable and not in the best interests of our shareholders. Accordingly, Advocat informed Mr. Robinson that the Company did not feel that his requests were appropriate at this time.
Management and the board believe that that Mr. Robinson and Mr. Bailey are attempting to disrupt the upcoming shareholders meeting for the sole reason of attempting to force a related party transaction. Since we do not believe that this is in the best interest of our shareholders we do not intend to support their request to appoint these three individuals to our board of directors. Advocat strongly urges its shareholders to have their shares represented at the annual meeting, so that a quorum will be present and the meeting can proceed. Advocat also urges it shareholders to vote their shares to support the Company’s nominees to its board of directors. You can do this by returning the white proxy card to the Company, marked with your desired vote.
Advocat has decided to engage D.F. King & Co., Inc. to assist in the solicitation of proxies on behalf of the board of directors. We expect to pay D.F. King a customary fee of approximately $15,000 to $25,000 for its assistance.

Forward-Looking Statements
This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors could cause our actual results to differ materially from the results expressed or implied in any forward looking statements, including but not limited to, changes in governmental reimbursement, government regulation and health care reforms, the increased cost of borrowing under our credit agreements, ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, our ability to control costs, changes to our valuation allowance for deferred tax assets, changes in occupancy rates in our facilities, the impact of future licensing surveys, the outcome of regulatory proceedings alleging violations of laws and regulations governing quality of care or violations of other laws and regulations applicable to our business, the effects of changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations of the Company, the effect of changes in accounting policies, as well as other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as well as in other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company’s business plans and prospects. Advocat Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.
Advocat provides long term care services to patients in 42 skilled nursing centers, primarily in the Southeast.
For additional information about the Company, visit Advocat’s web site:
http://www.irinfo.com/avc
Important Additional Information
In connection with the annual meeting, Advocat filed with the SEC a definitive proxy statement, which was first mailed to the shareholders of Advocat on or about April 12, 2007. Advocat’s shareholders are urged to read the definitive proxy statement because the definitive proxy statement contains important information about Advocat and the annual meeting. Shareholders may obtain free copies of the definitive proxy statement and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Advocat by going to Advocat’s Investor Relations page on its corporate website at http://www.irinfo.com/avc.
Advocat and its officers and directors may be deemed to be participants in the solicitation of proxies from Advocat’s shareholders with respect to the annual meeting. Information about Advocat’s executive officers and directors and their ownership of Advocat stock is set forth in the definitive proxy statement.